Exhibit 99.1

Contact:	Patrick J. Sullivan, Chairman, President, & CEO
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

David Walsey
Media: Greg Tiberend
The Ruth Group: 646-536-7029

Lloyd Benson/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC NAMES JOHN McDONOUGH VICE PRESIDENT OF CORPORATE DEVELOPMENT; ROBERT BOWEN RESIGNS AS CHIEF FINANCIAL OFFICER

Boxborough, MA, October 27, 2003 — Cytyc Corporation (Nasdaq:CYTC) announced today that John McDonough has been named vice president of corporate development. Mr. McDonough, who is also a certified public accountant, brings to Cytyc more than 20 years of strong strategic leadership with extensive experience in finance, operations, and business development at a variety of public and private high technology companies. He will be responsible for leading the Company’s efforts in developing partnerships, evaluating possible acquisitions, and making investments in emerging technologies and companies to support Cytyc’s continued growth.

“We are delighted to add John to our management team,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “He is an experienced business professional who brings valuable expertise to Cytyc as we continue to invest in our future.”

“I have also asked Dan Levangie, Cytyc’s executive vice president, to take a broader leadership role of the worldwide commercial organization which includes all sales, marketing, and customer service operations,” continued Mr. Sullivan. “Dan’s experience will be invaluable as we continue our progress in bringing the ThinPrep® Imaging System to customers worldwide and leveraging the recent NICE Committee decision to implement liquid-based cytology in the UK. Additionally, Dan will continue to oversee the ongoing efforts to drive the clinical acceptance of the FirstCyte™ Breast Test.”

Separately, the Company announced that Robert L. Bowen, chief financial officer, has resigned to explore other interests. “Bob’s resignation does not relate in any way to accounting or financial issues at the Company but was a decision in favor of a change at this time. In his three years at Cytyc, Bob made many contributions to the business and we are very appreciative of his dedication and service during his tenure. We wish him well in his future endeavors,” said Mr. Sullivan.

Mr. Sullivan continued, “We are commencing a search for a new chief financial officer and, in the interim, we have complete confidence in Leslie Teso-Lichtman, vice president and controller, who will continue to manage the Company’s financial and accounting functions as acting chief financial officer. Leslie has been with the Company since 1998 and provides the stability and continuity we know is essential for all public companies. These organizational changes are designed to strengthen and position the Company for the future. We also confirm the earnings guidance provided during our October 22nd conference call.”

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte™ Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc and ThinPrep are registered trademarks of Cytyc Corporation. FirstCyte is a trademark of Cytyc Corporation for which registration has been applied.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s future financial condition, operating results and economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.